UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2022

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor Denver, Colorado		80237
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (303) 728-7030

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers: Election of Directors: Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

On January 10, 2022, ModivCare Inc., a Delaware corporation (the “Company”), announced that, effective immediately, Jason E. Anderson has been promoted to lead the Company’s new, reorganized home-based services division, Modivcare Home, which is composed of the Company’s personal care, remote patient monitoring and nutritional meal delivery services. Mr. Anderson has been serving as the Chief Executive Officer of the Company’s remote patient monitoring business since the Company’s acquisition of VRI Intermediate Holdings, LLC (“VRI”) in September 2021, where he had been serving prior to the acquisition as its Chief Executive Officer since 2017.

On January 4, 2022, the Company’s Chief Operating Officer, Kenneth W. Wilson, departed the Company. As a result of the Company’s internal management reorganization initiatives announced today, which includes the promotion of Mr. Anderson, no replacement is being sought for a named Chief Operating Officer.  L. Heath Sampson, the Company's Chief Financial Officer, will lead the Company's non-emergency medical transportation business on an interim basis while the Company searches for a permanent leader.

Mr. Anderson, age 49, has been serving as the Chief Executive Officer of the Company’s VRI subsidiary, which comprises its remote patient monitoring business, since its acquisition in September 2021. Prior to the acquisition, Mr. Anderson served as VRI’s Chief Executive Officer from 2017 to 2021, and he served as its President and Chief Operating Officer prior to that time from 2015 to 2017. Prior to joining VRI, Mr. Anderson was the Senior Vice President of Sales and Field Operations for Pacific Pulmonary Services (PPS), where he was integral to transforming the company from a small, regional durable medical equipment provider into a national durable medical equipment provider. Prior to joining the private sector, Mr. Anderson served as the Assistant Deputy Mayor for the City of Los Angeles, California. Mr. Anderson received his Bachelor of Business Administration degree in Finance from the University of Notre Dame and Master of Business Administration degree from the Stanford Graduate School of Business.

Mr. Anderson has no family relationships with any of the Company’s directors or executive officers, and there have been no related party transactions between the Company and Mr. Anderson reportable under Item 404(a) of Regulation S-K.

On January 10, 2022, the Company issued a press release regarding the Company’s new division, Modivcare Home, and Mr. Anderson’s promotion, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release of the Company
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: January 10, 2022	By:	/s/ L. Heath Sampson
	Name:	L. Heath Sampson
	Title:	Chief Financial Officer